Exhibit 13.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL
OFFICER PURSUANT TO

RULE 13a-14(b)/RULE 15d-14(b) UNDER THE EXCHANGE ACT

AND 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NeuroDerm Ltd. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Oded S. Lieberman, as Chief Executive Officer of the Company, and I, Roy Golan, as Chief Financial Officer of the Company, each certify in such respective capacity, pursuant to Rule 13a-14(b)/Rule 15d-14(b) under the Securities Exchange Act of 1934, as amended and 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2016

By	/s/Oded S. Lieberman
Oded S. Lieberman
Chief Executive Officer
(Principal Executive Officer)

By	/s/Roy Golan
Roy Golan
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)